Exhibit 99.2

                         , 2018

Morgan Stanley & Co. LLC

Cowen and Company, LLC

as Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Cowen and Company, LLC

599 Lexington Avenue, 27th Floor

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Cowen and Company, LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with AVROBIO, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters, including the Representatives, of shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned that are convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in the Public Offering (other than, if the undersigned is an officer or director of the Company, any issuer-directed shares of Common Stock purchased in the Public Offering by such officer or director of the Company) or in open market transactions after the completion of the Public Offering;

(b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift;

(c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned;

(d) the establishment of a trading plan pursuant to Rule 10b5-l under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the Restricted Period;

(e) transfers or dispositions of shares of Common Stock or other securities to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(f) transfers or dispositions of shares of Common Stock or other securities to any corporation, partnership, limited liability company or other entity controlled or managed by the undersigned; including, for the avoidance of doubt, transfers or distributions of shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock to a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned, in a transaction not involving a disposition for value;

(g) transfers or dispositions of shares for Common Stock or other securities (x) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned, or (y) by operation of law pursuant to a domestic order or negotiated divorce settlement;

(h) transfers or dispositions of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to any contractual arrangement in effect prior to the date hereof and disclosed to the Representatives that provides for the repurchase of the undersigned’s Common Stock or other securities by the Company or in connection with the termination of the undersigned’s employment with or service to the Company, provided that the repurchase price for any such shares of Common Stock or other securities shall not exceed the original purchase price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) paid by the undersigned to the Company for such shares or securities, and, provided further that any public announcement or public filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period in connection with such transfer or disposition shall clearly indicate in the footnotes thereto or comments section thereof that such transfer or disposition was made solely to the Company pursuant to the circumstances described in this clause (h);

(i) the conversion of any convertible preferred stock described in the Prospectus and outstanding as of the date of the Prospectus into, or the exercise of any option or warrant described in the Prospectus and outstanding as of the date of the Prospectus for, shares of Common Stock, provided that any such shares of Common Stock received by the undersigned shall be subject to the terms of this letter; provided, further, that any public filing or public announcement under Section 16(a) of the Exchange Act required during the Restricted Period in connection with the conversion of such preferred stock or the exercise of such stock option or warrant shall clearly indicate in the footnotes thereto or comments section thereof that the filing relates to the conversion of preferred stock or the exercise of a stock option or warrant, as the case may be, that no shares of Common Stock were sold by the reporting person and that the shares of Common Stock received upon exercise of the stock option or warrant are subject to a lock-up agreement with the Underwriters of the Public Offering;

(j) transfers or dispositions of title to (but not beneficial ownership of) shares of Common Stock or other securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under any of the foregoing clauses; provided that any such shares of Common Stock or other securities shall remain subject to the terms of this letter; or

(k) transfers or dispositions of shares of Common Stock or such other securities pursuant to a bona fide tender offer for shares of the Company’s capital stock, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined below) of the Company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or other securities in connection with such transaction) that has been approved by the board of directors of the Company, provided that, in the event that such Change of Control transaction is not consummated, this clause (k) shall not be applicable and the undersigned’s shares and other securities shall remain subject to the restrictions contained in this letter;

provided that, in the case of any transfer or distribution pursuant to clauses (b), (c), (e), (f) or (g), each transferee or distributee shall sign and deliver to each of the Representatives a lock-up letter substantially in the form of this letter; provided further that in the case of any transfer or distribution pursuant to clauses (a), (b), (c), (d), (e), (f), (g), or (j), no public announcement or public filing under Section 16(a) of the Exchange Act relating to such transfer or distribution shall be required or shall be voluntarily made during the Restricted Period.

For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 90% of the outstanding voting securities of the Company (or the surviving entity), provided that, for the avoidance of doubt, the Public Offering shall not constitute a Change of Control.

In addition, the undersigned agrees that, without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) each of the Representatives agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that a release is granted to any Major Holder (as defined below) other than the undersigned relating to the lock-up restrictions set forth above for shares of the Company’s Common Stock (a “Discretionary Release”), the same pro rata percentage of shares of the Company’s Common Stock held by the undersigned (the “Pro-rata Release”) shall be immediately released from the lock-up restrictions set forth herein, on the same terms and conditions and subject to the same restrictions applicable to such Discretionary Release; provided, however, that such Pro-rata Release shall not be required in connection with any Discretionary Release (a) granted to any individual party by the Representatives in an amount less than or equal to 1% of the Company’s total outstanding stock; (b) granted in connection with any underwritten primary or secondary public offering (an “Underwritten Sale”) of the Company’s Common Stock during the Restricted Period, provided, however, that the undersigned is offered the opportunity to participate on a pro rata basis with and otherwise on the same terms as any other equity holders in such Underwritten Sale; or (c) granted upon a determination by the Representatives in their sole judgment that a record or beneficial owner of any shares of Common Stock or other securities should be granted an early Discretionary Release due to circumstances of an emergency or hardship. In the event that the undersigned is released from any of its obligations under this letter during the Restricted Period, the Representatives shall use their commercially reasonable efforts to provide notification of such to the undersigned within three business days thereof; provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters. For purposes of this letter, “Major Holder” means any stockholder who beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act), as of immediately prior to the consummation of the Public Offering, more than 5% of the outstanding shares of Common Stock, calculated on an as-converted, fully-diluted basis; provided that, for purposes of determining the beneficial ownership of a stockholder, all shares of Common Stock beneficially owned by investment funds affiliated with such stockholder shall be aggregated.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn prior to execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before September 30, 2018 (which date may be extended for an additional three months by the Company upon written notice to the undersigned), then, in each case, this letter shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this letter.

Very truly yours,

SV Life Sciences Fund VI, L.P.

By: SV Life Sciences Fund VI (GP), L.P., its sole General Partner

By: SVLSF VI, LLC, its sole general partner

By:	/s/ Denise W. Marks
Name:	Denise W. Marks
Title:	SVLSF VI, LLC, Member

SV Life Sciences Fund VI Strategic Partners, L.P.

By: SV Life Sciences Fund VI (GP), L.P., its sole General Partner

By: SVLSF VI, LLC, its sole general partner

By:	/s/ Denise W. Marks
Name:	Denise W. Marks
Title:	SVLSF VI, LLC, Member